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                                                                   EXHIBIT 24.10


                                POWER OF ATTORNEY

            KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby, effective November 12, 2002, constitutes and appoints, jointly and severally, William D. Lowe and Carol Hannah and each of them acting individually, as his or her attorney-in-fact, each with full power of substitution, for him or her in any and all capacities, including as an individual or as an officer or manager authorized to act on behalf of Herbalife Europe Limited (the "Company"), to sign the registration statement on Form S-4 and any and all amendments (including post-effective amendments) and supplements to said registration statement to be filed by the Company with the Securities and Exchange Commission ("SEC") for the purpose of registering the $165,000,000 11-3/4% Series B Senior Subordinated Notes, and to file the same, with exhibits thereto and other documents in connection therewith, with the SEC, hereby ratifying and confirming our signatures as they may be signed by our said attorney to any and all amendments to said registration statement.

            Pursuant to the requirements of the Securities Act of 1933 this registration statement has been signed by the following persons in the capacities and on the dates indicated:

        SIGNATURE                         TITLE                       DATE
        ---------                         -----                       ----

                              Director and Managing Director
                               (Principal Executive Officer,
                               Principal Financial Officer,
                                 Controller and Principal
   /s/ Brian L. Kane                Accounting Officer)        November 12, 2002
--------------------------
     Brian L. Kane

  /s/ Christophe Thomann                 Director              November 12, 2002
--------------------------
    Christophe Thomann